                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 1997
                               (October 21, 1997)


                                GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                Texas                               1-8226                             74-2144774
      (State of Incorporation)             (Commission File Number)         (IRS Employer Identification No.)



                        10370 Richmond Avenue, Suite 600
                           Houston, Texas 77042-4136
             (Address of Registrant's principal executive offices)


                                 (713) 435-6100
              (Registrant's telephone number, including area code)


                                (Not Applicable)
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

INITIAL CLOSING OF THE JUSTISS ACQUISITION

         On October 21, 1997, Grey Wolf , Inc., a Texas corporation (the "Company"), closed the acquisition of nine drilling rigs (the "First Justiss Closing") from Justiss Oil Company, Inc., a Louisiana corporation ("Justiss Oil"). These rigs are part of the twelve rigs the Company contracted to acquire from Justiss Oil pursuant to an Asset Purchase Agreement dated September 15, 1997 (the "Purchase Agreement"). The remaining three rigs are planned to be acquired by the Company at one or more closings (the "Subsequent Justiss Closings") after such rigs complete current contractual drilling obligations to third parties, which the Company believes will take place by the end of November 1997. At the First Justiss Closing, the Company paid Justiss Oil approximately $28.6 million in cash, $28.0 million of which was drawn from the Company's revolving credit facility with its commerical banks (the "Bank Credit Facility"). The Company anticipates that it will pay Justiss Oil a total of approximately $7.4 million at the Subsequent Justiss Closings. The consideration for the Subsequent Justiss Closings will be funded from the Bank Credit Facility or, if any of the Subsequent Justiss Closings take place after the closing of the Company's proposed public offering of Common Stock, from the proceeds of such offering.

         The Purchase Agreement was more fully described in the Current Report of Form 8-K of the Company dated September 19, 1997, and the Purchase Agreement was attached to such report as Exhibit 99.1.

THIRD QUARTER FINANCIAL AND OPERATING DATA

         On October 22, 1997, the Company reported net income of $2.7 million, or $0.02 per share, for the three months ended September 30, 1997, compared with net income of $0.8 million, or $0.01 per share, for the third quarter of 1996. Revenues were $63.8 million and $22.0 million for the three months ended September 30, 1997 and 1996, respectively. For the nine months ended September 30, 1997, the Company reported net income of $6.1 million, or $0.04 per share, compared to a net loss of $0.2 million, or $0.01 per share, for the nine months of 1996. Revenues for the first nine months of 1997 were $139.8 million compared with $61.3 million for the first nine months of 1996.

         During the third quarter of 1997, the Company's rig fleet operated a total of 7,011 days compared to 2,847 days for the third quarter of 1996. For the first nine months of 1997, the Company's fleet operated a total of 15,992 days compared to 8,228 for the nine months ended September 30, 1996.

         The following unaudited financial and operating data were released by the Company on October 22, 1997 and have been derived from the unaudited consolidated financial statements of the Company. The data include all adjustments, consisting of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position and results of operations for the periods indicated. Operating results for the three months and nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year.

                                                  Three Months Ended                   Nine Months Ended
                                                     September 30,                       September 30,
                                             ---------------------------         ---------------------------
                                                  1997          1996                  1997          1996
                                             ------------- -------------         -------------- ------------
                                                          (In thousands, except per share amounts)
                                                                       (unaudited)
 Revenues                                      $ 63,750         $ 22,031            $139,796         $61,316
 Costs and expenses:
       Drilling operations                       45,287           18,887             107,419          57,205
       Depreciation and amortization              7,016            1,159              12,196           3,380
       General and administrative                 2,315              877               5,684           2,672
       Non-recurring charges                         --               --                  --             602
                                               --------         --------            --------         -------
       Total costs and expenses                  54,618           20,923             125,299          63,859
                                               --------         --------            --------         -------

 Operating income (loss)                          9,132            1,108              14,497          (2,543)

 Other income (expense):
       Gain on sale of assets                       229               23                 583           2,972
       Interest income                              459               45                 647             149
       Interest expense                          (3,870)            (322)             (5,405)           (788)
       Minority interest                              2              (46)                340              51
                                               --------         --------            --------         -------
       Other income (expense), net               (3,180)            (300)             (3,835)          2,384
                                               --------         --------            --------         -------
 Net income (loss) before income taxes            5,952              808              10,662            (159)


 Income taxes                                     3,230               --               4,586              --
                                               --------         --------            --------         -------
 Net income (loss)                                2,722              808               6,076            (159)

 Series A preferred stock
       redemption premium                            --               --                (240)             --
 Series B Preferred stock subscription
       dividend requirement                          --             (100)                 --            (400)
 Net income (loss) applicable to               --------         --------            --------         -------
       common stock                            $  2,722         $    708            $  5,836         $  (559)
                                               ========         ========            ========         =======
 Net income (loss) per common share            $    .02         $    .01            $    .04         $  (.01)
                                               ========         ========            ========         =======
 Weighted average common and common
         equivalent shares outstanding          151,628           68,853             141,105          48,812
                                               ========         ========            ========         =======
 Operating data for the periods:
      Number of operating days                    7,011            2,847              15,992           8,228
      Number of total available days              8,373            4,509              20,483          12,851
      Utilization rate                               84%              63%                 78%             64%
      Average revenue per day                  $  9,093         $  7,738            $  8,742         $ 7,452

 Rigs at September 30, 1997:
      Marketable rigs                                94
      Labor contracts - rigs owned by
             others                                   1
      Inventory rigs                                 27
                                               --------
             Total                                  122
                                               ========

                                   SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 1997


                                        GREY WOLF, INC.




                                        By: /s/ DAVID W. WEHLMANN
                                            ------------------------------------
                                            David W. Wehlmann
                                            Vice President and Controller